As Filed with the Securities and Exchange Commission on July 6, 2006


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ---------------

                                   PGT, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                        20-0634715
 (State or other jurisdiction of                        (I.R.S. Employer
 Incorporation or organization)                         Identification No.)

                             1070 Technology Drive
                          North Venice, Florida 34275
                                 (941) 480-1600
               (Address, including zip code, and telephone number
                  of registrant's principal executive offices)
                                ---------------

                      PGT, INC. 2004 STOCK INCENTIVE PLAN
                      PGT, INC. 2006 EQUITY INCENTIVE PLAN

                           (Full titles of the plans)

                                ---------------

                            Mario Ferrucci III, Esq.
                               Corporate Counsel
                                   PGT, INC.
                             1070 Technology Drive
                          North Venice, Florida 34275
                    (Name and address of agent for service)

                                 (941) 480-1600
         (Telephone number, including area code, of agent for service)


It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

                             Robert B. Pincus, Esq.
                          Allison Land Amorison, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                               One Rodney Square
                           Wilmington, Delaware 19801
                                 (302) 651-3000


                                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------

  Title of Securities                          Proposed Maximum      Proposed Maximum
       To Be                 Amount To Be       Offering Price      Aggregate Offering        Amount of
     Registered              Registered(1)        Per Share                Price          Registration Fee
--------------------------------------------------------------------------------------------------------------

Common stock, par value
$.01 per share (the
"Common Stock") for:

PGT, Inc. 2006 Equity         172,138 (2)           $14.00             $2,409,932            $257.86 (3)
Incentive Plan
--------------------------------------------------------------------------------------------------------------
PGT, Inc. 2006 Equity       2,802,149 (2)           $16.02            $44,890,426.98         $4803.28 (3)
Incentive Plan
--------------------------------------------------------------------------------------------------------------
PGT, Inc.
2004 Stock Incentive        2,037,632 (4)            $9.01            $18,359,064.32         $1964.42(5)
Plan
--------------------------------------------------------------------------------------------------------------

Total                       5,011,919                 ---             $65,659,423.30         $7025.56(6)
==============================================================================================================

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this
     Registration Statement also registers any additional shares of the common stock, par value $.01 per share
     (the "Common Stock"), of PGT, Inc., a Delaware corporation (the "Company"), as may become issuable pursuant to the anti-dilution provisions of the Company's plans herein described.

(2)  Represents an aggregate of 2,974,287 shares of Common Stock to be issued pursuant to the exercise and/or vesting of awards to employees under the PGT, Inc. 2006 Equity Incentive Plan.

(3)  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee are based on the weighted average exercise price at which outstanding options may be exercised (with respect to the
     172,138 shares of Common Stock underlying options granted) and the average of the high and low prices of the Common Stock of the Company on July 3, 2006 on the Nasdaq National Market (with respect to the
     2,802,149 shares remaining in the PGT, Inc. 2006 Equity Incentive Plan that are not subject to outstanding awards).

(4)  Represents an aggregate of 2,037,632 shares of Common Stock to be issued pursuant to the exercise and/or vesting of awards to employees under the PGT, Inc. 2004 Stock Incentive Plan.

(5)  Pursuant to Rule 457(h) of the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee are based on the weighted average exercise price per share at which outstanding options may be exercised.

(6)  A portion of the filing fee is from an offset in the amount of $4349 from a filing fee paid by the Company
     (i) on March 13, 2006 in the amount of $16,050 and (ii) on June 27, 2006 in the amount of $3500 in connection with the Company's Registration Statement on Form S-1 (Registration No. 333-132365).


                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the PGT, Inc. 2004 Stock Incentive Plan , as amended, and the PGT, Inc. 2006 Equity Incentive Plan as specified by Rule 428(b)(1) under the Securities Act. The Part I Information is not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the note to Part I of Form S-8.

         (b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Mario Ferrucci III, Esq., the Company's Corporate Counsel and Secretary, at the address and telephone number on the cover of this Registration Statement.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act are hereby incorporated by reference into this Registration Statement:

         (a) the Company's prospectus filed with the Commission on June 29, 2006 pursuant to Rule 424(b) under the Securities Act and forming a part of the Company's Registration Statement on Form S-1 (Registration No. 333-132365), which prospectus contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005; and

         (c) the description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 16, 2006 (File No. 000-52059) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as directors or officers, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue, or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

         Our amended and restated certificate of incorporation and amended and restated by-laws provide that we shall indemnify our directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to us or our stockholder for any breach of fiduciary duty, except to the extent provided by applicable law. We have entered into indemnification agreements with our directors. The indemnification agreements provide indemnification to our directors under certain circumstances for acts or omissions that may not be covered by directors' and officers' liability insurance and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. We currently maintain liability insurance for our directors and officers.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits listed in the Exhibit Index, which is incorporated herein by reference, are filed as part of this Registration Statement.

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         (signatures on following page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Venice, State of Florida, on this 6th day of July, 2006.


Date:    July 6, 2006                             PGT, INC.

                                                  By:  /s/ Rodney Hershberger
                                                       ------------------------
                                                  Name:  Rodney Hershberger
                                                  Title: President and Chief
                                                         Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes Mario Ferrucci III, Esq., as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


           Name                                 Title                              Date
           ----                                 -----                              ----



/s/ Rodney Hershberger            President, Chief Executive Officer, and       July 6, 2006
----------------------            Director (Principal Executive Officer and
Rodney Hershberger                Director)


/s/ Jeffrey T. Jackson            Chief Financial Officer and Treasurer         July 6, 2006
----------------------            (Principal Financial Officer and Principal
Jeffrey T. Jackson                Accounting Officer)


/s/ Alexander R. Castaldi         Director                                      July 6, 2006
-------------------------
Alexander R. Castaldi


/s/ Richard D. Feintuch           Director                                      July 6, 2006
-----------------------
Richard D. Feintuch





/s/ Ramsey A. Frank               Director                                      July 6, 2006
-------------------
Ramsey A. Frank


/s/ Paul S. Levy                  Director                                      July 6, 2006
----------------
Paul S. Levy


/s/ Brett N. Milgrim              Director                                      July 6, 2006
--------------------
Brett N. Milgrim


/s/ Floyd F. Sherman              Director                                      July 6, 2006
--------------------
Floyd F. Sherman


/s/ Randy L. White                Director                                      July 6, 2006
------------------
Randy L. White


                                 EXHIBIT INDEX

    4.1        Amended and Restated Certificate of Incorporation of PGT, Inc.
               (incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 8, 2006, Registration No. 333-132365).

    4.2 Amended and Restated By-Laws of PGT, Inc. (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 8, 2006, Registration No. 333-132365).

    4.3 Specimen Certificate of the Company's Common Stock, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on May 25, 2006, Registration No. 333-132365).

    4.4 Form of Amended and Restated Security Holders Agreement, by and among PGT, Inc., JLL Partners Fund IV, L.P. and the stockholders named therein, (incorporated herein by reference to Exhibit 4.2 to the Company's Amendment No. 3 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 8, 2006, Registration No. 333-132365).

    5.1* Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.*

    23.1*      Consent of Ernst & Young LLP.*

    23.2* Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 5.1 hereto).*

    24.1*      Power of Attorney (included on signature page).*

-------------------------
       *  Filed herewith.